METROPOLITAN SERIES FUND

EXPENSE AGREEMENT

AGREEMENT dated as of May 1, 2017 by and between Metropolitan Series Fund (the “Fund”) and MetLife Advisers, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser is the investment adviser of several series of shares of beneficial interests (each, a “Portfolio”) of the Fund pursuant to separate investment advisory agreements relating to each Portfolio; and

WHEREAS, the shares of each Portfolio have been divided into two or more classes of shares (each, a “Class”);

NOW, THEREFORE, the Fund and the Adviser hereby agree as follows:

1.	Until April 30, 2018, the Adviser will waive such portion of the fees payable to it under the investment management agreement relating to each Portfolio listed in this Section 1, or pay such portion of the other operating expenses (excluding acquired fund fees and expenses, brokerage costs, interest, taxes or extraordinary expenses) (“Operating Expenses”) allocable to each Class incurred in the operation of each Portfolio, as is necessary to reduce the total Operating Expenses of each Class of each Portfolio to the following annual percentages of the average daily net assets of the respective Class of each Portfolio as set forth below:

Portfolio/Class	Percentage
MetLife Asset Allocation 20 Portfolio – Class A	0.10
MetLife Asset Allocation 20 Portfolio – Class B	0.35

2.	In addition, until April 30, 2018, the Adviser will waive such portion of the Management Fee payable to it under the investment management agreement relating to each Portfolio listed in this Section 2, as is necessary to reduce the total Management Fee of each Class of each Portfolio to the following annual percentages of the average daily net assets of the respective Class of each Portfolio as set forth below:

Portfolio/Class	Percentage Before Waiver	Percentage After Waiver
Baillie Gifford International Stock Portfolio – Class A, B and E	0.86 of the first $500M 0.80 of the next $500M 0.75 of the excess over $1B	0.86% of the first $156.25M 0.78% of the next $243.75M 0.68% of the next $500M 0.65% of the next $100M 0.600% of the excess over $1B
MetLife Aggregate Bond Index Portfolio – Class A, B, E and G	0.25	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B
BlackRock Bond Income Portfolio – Class A, B and E	0.40 of the first $1B 0.35 of the next $1B 0.30 of the next $1B 0.25 of the excess over $3B	0.370% of the first $1B 0.325% of the next $2.4B 0.250% of the excess over $3.4B
BlackRock Capital Appreciation Portfolio – Class A, B and E	0.730 of the first $1B 0.650 of the excess over $1B	0.615% of the first $1B 0.600% of the next $500M 0.560% of the next $1B 0.540% over 2.5B
BlackRock Large Cap Value Portfolio – Class A, B and E	0.70 of the first $250M 0.65 of next $500M 0.60 of the excess over $750M	0.68% of the first $250M 0.625% of the next $500M 0.60% of the next $250M 0.55% of the excess over $1B
BlackRock Ultra Short-Term Portfolio – Class A, B and E	0.35% of the first $1B 0.30% of the excess over $1B	0.325% of the first $1B 0.30% of the excess over $1B
Frontier Mid Cap Growth Portfolio – Class A, B, D and E	0.750% of the first $500M 0.700% of the next $500M 0.650% of the excess over $1B	0.700% of the first $850M 0.675% of the next $400M 0.650% of the excess over $1.25B
Jennison Growth Portfolio – Class A, B and E	0.700% of the first $200M 0.650% of the next $300M 0.600% of the next $1.5B 0.550% of the excess over $2B	0.600% of the first $500M 0.550% of the next $500M 0.500% of the next $1B 0.470% of the excess over $2B
Loomis Sayles Small Cap Core Portfolio – Class A, B and E	0.90% of the first $500M 0.85% of the excess over $500M	0.85% of the first $200M 0.80% of the excess over $200M

Portfolio/Class	Percentage Before Waiver	Percentage After Waiver
Loomis Sayles Small Cap Growth Portfolio – Class A, B and E	0.90% of the first $500M 0.85% of the excess over $500M	0.85% of the first $100M 0.80% of the excess over $100M
Met/Dimensional International Small Company Portfolio – Class A and B	0.85% of the first $100M 0.80% of the excess over $100M	0.80% on all assets
Met/Wellington Balanced Portfolio – Class A, B and E	0.50% of the first $500M 0.45% of the next $500M 0.40% of the excess of $1B	0.48% of the first $750M 0.46% of the next $250M 0.40% of the excess over $1B
Met/Wellington Core Equity Opportunities Portfolio – Class A, B and E	0.75% of the first $1B 0.70% of next $2B 0.65% of the excess over $3B	0.630% of the first $500M 0.605% of the next $500M 0.580% of the next $2B 0.570% of the next 1.5B 0.545% of the excess over $4.5B
MetLife Mid Cap Stock Index Portfolio – Class A, B, E and G	0.25%	0.25% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B
MetLife Stock Index Portfolio – Class A, B, D, E and G	0.25%	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B
MFS Value Portfolio – Class A, B, D and E	0.750% of first $250M 0.700% of next $2.25B 0.675% of next $2.5B 0.650% of the excess over $5B	0.650% of the first $200M 0.625% of the next $1.3B 0.500% of the excess over $1.5B
MSCI EAFE® Index Portfolio – Class A, B, E and G	0.30%	0.300% of the first $500M 0.295% of the next $500M 0.290% of the next $1B 0.285% of the excess over $2B
Neuberger Berman Genesis Portfolio – Class A, B and E	0.85% of the first $500M 0.80% of the next $500M 0.75% of the excess $1B	0.825% of the first $500M 0.800% of the next $500M 0.750% of the excess over $1B
Russell 2000® Index Portfolio – Class A, B, E and G	0.25%	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B

Portfolio/Class	Percentage Before Waiver	Percentage After Waiver
T. Rowe Price Large Cap Growth Portfolio – Class A, B and E	0.65% of the first $50M 0.60% of the excess over $50M

On assets up to $1B:

0.635% of the first $50M

0.600% of the excess over $50M

If assets exceed $1B:

0.620% of the first $50M

0.600% of the next $50M

0.590% of the next $1.4B

0.575% of the excess over $1.5B

Van Eck Global Natural Resources Portfolio – Class A and B	0.800% of the first $250M 0.775% of the next $750M 0.750% of the excess of $1B	0.800% of the first $250M 0.775% of the next $250M 0.750% of the excess over $500M
Western Asset Management Strategic Bond Opportunities Portfolio – Class A, B and E	0.65% of the first $500M 0.55% of the excess of $500M	0.595% of the first $500M 0.525% of the next $500M 0.500% of the next $1B 0.475% of the excess over $2B
Western Asset Management U.S. Government Portfolio – Class A, B and E	0.55% of the first $500M 0.45% of the excess of $500M	0.550% of the first $200M 0.500% of the next $300M 0.450% of the next $500M 0.440% of the next $1B 0.430% of the excess over $2B

3.	The Fund, on behalf of the MetLife Asset Allocation 20 Portfolio, agrees to repay to the Adviser the amount of fees waived and expenses borne by the Adviser with respect to each Class of the 20 Portfolio, pursuant to Section 1 of this Agreement, subject to the limitations provided in this Section 3. Such repayment shall be made monthly, but only if the Operating Expenses of the Class in question, without regard to such repayment, are at an annual rate (as a percentage of average daily net assets of that Class) based on the 20 Portfolio’s then-current fiscal year that is less than the percentage rate for such Class as set forth in Section 1. Furthermore, the amount repaid by the Fund in any month shall be limited so that the sum of (a) the amount of such repayment and (b) the other Operating Expenses allocable to the Class do not exceed the annual rate (as a percentage of that Class’ average daily net assets) for such Class as set forth in Section 1.

Amounts of fees waived and expenses borne by the Adviser with respect to expenses allocable to each Class pursuant to Section 1 during any fiscal year of the applicable Portfolio shall not be repayable if the amounts allocable to such Class and repayable by the Fund pursuant to the immediately preceding two sentences during the period ending five years after the end of such fiscal year in the case of the 20 Portfolio are not sufficient to completely repay such amounts of fees waived and expenses borne. In no event will the Fund be obligated to repay any fees waived or expenses allocable to any Class borne by the Adviser with respect to any other Class.

4.	The Adviser may by notice in writing to the Fund terminate its obligation under Sections 1 and 2 to waive fees or bear expenses with respect to any Portfolio following April 30, 2018 (or change the percentage specified in Sections 1 and 2 with respect to each Portfolio), but no such change shall affect the obligation (including the amount of the obligation) of the Fund to repay amounts of fees waived or expenses borne by the Adviser during periods prior to the date specified in such notice, if any such obligation is in effect pursuant to Section 3 herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

METROPOLITAN SERIES FUND

By:
Kristi Slavin
President and Chief Executive Officer

METLIFE ADVISERS, LLC

By:
Alan C. Leland, Jr.
Chief Financial Officer & Treasurer